ITEM 7. FINANCIAL STATEMENTS

CARTER, CARTIER, MELBY & GUARINO, C.P.A.s, P.A. LOGO

Report of Independent Registered Public Accounting Firm

To the Board of Directors
Veridien Corporation
Pinellas Park, Florida

We have audited the accompanying consolidated balance sheets of Veridien Corporation (a Delaware corporation) and subsidiaries as of December 31, 2004 and 2003, and the related statements of operations, changes in deficit in stockholders’ equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and the significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Veridien Corporation and subsidiaries as of December 31, 2004 and 2003, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note B to the consolidated financial statements, the Company, since its inception, has sustained substantial losses, has a deficit in stockholders’ equity, a deficit in working capital, and is experiencing a continued cash flow deficiency. Those conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding these matters are described in Note B. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Notes P and O to these 2004 and 2003 financial statements, errors resulting in overstatements and understatements of previously reported assets, liabilities, stockholders equity and net loss were discovered by the management of Veridien during 2005. Accordingly, adjustments have been made to 2004 and 2003 to correct the errors.

Carter, Cartier, Melby & Guarino, C.P.A.s, P.A.
St. Petersburg, Florida

March 19, 2005

Veridien Corporation
and Subsidiaries
Consolidated Balance Sheets
December 31, 2004 and 2003

	Restated	Restated
	2004	2003
Assets
Current Assets:
Cash	$126,027	$101,506
Accounts receivable — trade less allowance for doubtful accounts of $12,640 and $20,584, respectively	180,678	70,323
Inventory	331,702	125,500
Due from shareholder	—	69,764
Marketable securities	397,083	475,416
Other current assets	76,087	63,637

Total current assets	1,111,577	906,146

Property and equipment, net of accumulated depreciation of $397,250 and $385,731	27,648	23,480

Other Assets:
Escrow deposit	110,000	—
Investment in Mycosol	—	50,000
Patents, less accumulated amortization of $506,077 and $500,967, respectively	176,305	63,415
Security deposits and other assets	11,000	1,625

	297,305	115,040

	$1,436,530	$1,044,666

See accompanying notes to the consolidated financial statements.

Veridien Corporation
and Subsidiaries
Consolidated Balance Sheets - Continued
December 31, 2004 and 2003

	Restated	Restated
	2004	2003
Liabilities and Deficit in Stockholders’ Equity
Current Liabilities:
Current capital lease obligations	$—	$6,022
Notes payable	289,347	878,845
Convertible debentures due	449,000	304,291
Accounts payable	275,505	890,596
Accrued compensation	8,480	2,692
Accrued interest	948,032	1,156,537
Other accrued liabilities	71,129	23,221
Customer deposits	—	62,064
Due to stockholders	—	34,039

Total current liabilities	2,041,493	3,358,307

Long-term liabilities:
Convertible debentures	3,506,973	1,687,086

Total liabilities	5,548,466	5,045,393

Deficit in stockholders’ equity:
Undesignated Preferred Stock $.001 par value, 25,000,000 shares authorized Convertible Redeemable Preferred Stock, $10 par value; 100,000 authorized, 6,000 issued and outstanding at December 31, 2004 and 2003	60,000	60,000
Series B Preferred Stock, $.001 par value, 245,344 authorized, 174,219 issued and outstanding at December 31, 2004 and 2003	175	175
Common Stock, $.001 par value; 300,000,000 shares authorized, 214,369,622 and 205,745,290 shares issued and outstanding at December 31, 2004 and 2003	214,370	205,745
Additional paid-in capital	31,394,443	30,877,549
Accumulated deficit	(35,780,924)	(35,144,196)

Total stockholders’ deficit	(4,111,936)	(4,000,727)

	$1,436,530	$1,044,666

See accompanying notes to the consolidated financial statements.

Veridien Corporation
and Subsidiaries
Consolidated Statements of Operations
Years ended December 31, 2004 and 2003

	Restated	Restated
	2004	2003
Revenues – sales of products	$1,150,154	$1,661,911
- license fees	652,000	—

	1,802,154	1,661,911

Operating costs and expenses:
Cost of sales	675,927	948,215
General and administrative	923,255	1,238,098
Research and development	163,512	101,830
Research and development – Mycosol	325,000	—

	2,087,694	2,288,143

Loss from operations	(285,540)	(626,232)

Other income (expense):
Interest expense	(443,515)	(384,208)
Realized gain (loss) on marketable securities	(9,694)	(72,768)
Unrealized gain on marketable securities	98,523	66,303
Gain on extinguishment of debt	—	101,700
Interest and dividend income	3,498	331

	(351,188)	(288,642)

Net loss before income tax	$(636,728)	$(914,874)

Income tax	—	—

Net loss	$(636,728)	$(914,874)

Net loss per common share	$(.00)	$(.00)

Weighted average shares outstanding	209,484,117	191,916,724

See accompanying notes to the consolidated financial statements.

Veridien Corporation
and Subsidiaries
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIT
Years ended December 31, 2004 and 2003

(Restated)

		Number of Shares
	Convertible
	Redeemable	Series B		Capital	Accumulated	Stockholders’
	Preferred	Preferred	Common	Stock	Deficit	Equity (Deficit)
Balances at January 1, 2003	6,000	174,219	183,274,887	$30,107,123	$(34,229,321)	$(4,122,198)

Conversion of convertible debentures			15,660,763	805,295		805,295

Common stock issued for
- services			1,409,640	51,794		51,794
- partial conversion of loan & security agreements			400,000	6,200		6,200
- purchase of HQNT securities			5,000,000	172,667		172,667

Net loss	—	—	—	—	(914,874)	(914,874)

Balances at December 31, 2003	6,000	174,219	205,745,290	31,143,079	(35,144,195)	(4,001,116)

Conversion of convertible debentures			500,000	25,000		25,000

Common stock issued for
- cash received for exercise of warrants			1,000,000	30,000		30,000
- payment of debt			1,552,272	77,614		77,614
- services			2,346,254	143,295		143,295
- HQNT inventory deposit			3,225,806	250,000		250,000

Net loss	—	—	—	—	(636,729)	(636,729)

Balances at December 31, 2004	6,000	174,219	214,369,622	31,668,988	$(35,780,924)	$(4,111,936)

		Less par values:
		Convertible redeemable preferred		(60,000)
		Series B preferred		(175)
			Common	(214,370)

			Paid in capital	$31,394,443

See accompanying notes to the consolidated financial statements.

Veridien Corporation
and Subsidiaries
Consolidated Statements of Cash Flows
Years ended December 31, 2004 and 2003

	Restated	Restated
	2004	2003
Cash flows from operating activities
Net (loss)	$(636,728)	$(914,874)
Adjustments to reconcile net (loss) to net cash used by operating activities:
Depreciation and amortization	16,629	12,690
Common stock issued for services	143,295	51,794
Realized (gain) losses on sales of marketable securities	9,694	72,768
Unrealized (gain) losses on marketable securities	(98,523)	(66,303)
Marketable securities received as revenue	(652,000)	(581,322)
Writeoff of Mycosol investment in 2004 consolidation	50,000	—
Common stock issued for interest expense	—	174,586
Proceeds from sale of marketable securities	998,528	661,924
Purchases of marketable securities	—	(165,700)
Change in:
Accounts receivable	(110,355)	27,882
Inventory	(206,202)	101,188
Due from stockholders	69,764	—
Marketable securities	62,134	—
Other current assets	(3,950)	(1,084)
Accounts payable	(65,377)	330,713
Accrued liabilities	393,302	60,719
Customer deposits	(62,064)	20,658
Due to shareholders	(34,039)	(67,701)

Net cash (used) by operating activities	(125,892)	(282,062)

Cash flow from investing activities:
Investment in Mycosol	—	(50,000)
Deposits	(9,375)	—
Purchases of property and equipment	(15,687)	—
Escrow deposit	(110,000)	—
Patent development	(118,000)	(50,000)

Net cash (used) provided by investing activities	(253,062)	(100,000)

Cash flow from financing activities:
Proceeds from convertible debentures	380,000	291,775
Proceeds from exercise of options	30,000	—
Net payments on capital leases and debt	(6,525)	(5,150)
Net proceeds from borrowings	—	107,895

Net cash provided by financing activities	403,475	394,520

Net increase (decrease) in cash and equivalents	24,521	12,458

Cash and equivalents, beginning of year	101,506	89,048

Cash and equivalents, end of year	$126,027	$101,506

See accompanying notes to the consolidated financial statements.

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of Veridien’s significant accounting policies consistently applied in the preparation of the accompanying consolidated financial statements follows.

1. Organization, Business and Control

Viral Control Technology, Inc. was formed in Delaware on August 10, 1988. Viral Control was acquired in a reverse merger by Valencia Enterprises, Inc., and changed its name to Veridien Corporation on November 8, 1991.

Veridien was founded to develop disinfectants and sterilants. Veridien’s research and development efforts now focus on further development of infection control chemicals and on devices, both medical and commercial, which utilize Veridien’s liquid products and are in keeping with the corporate philosophy of environmentally friendly products. To this end, Veridien’s VIRAHOL®/ VIRAGUARD® formula is now marketed in liquid form, in an antiseptic hand gel, and in towelettes for both hand and hard surface applications. Veridien expanded its product offerings to include unique “Healthy Lifestyle” products including sun protection products.

2. Principles of Consolidation

The accompanying financial statements include the accounts of Veridien and its wholly-owned subsidiaries. Veridien’s Consolidated Financial Statements also include the accounts of Mycosol, Inc., a Variable Interest Entity where Veridien is the primary beneficiary because of its financial control. All significant intercompany balances and transactions with consolidated subsidiaries are eliminated in our consolidated financial statements. Where Veridien’s ownership interest is less than 100 percent, the minority ownership interests are reported in our Consolidated Statements of Financial Position as a liability.

3. Accounting Estimates

The presentation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

4. Cash Equivalents

Veridien considers all highly liquid instruments purchased with maturities of three months or less to be cash equivalents.

5. Revenue Recognition

All revenue is recognized when persuasive evidence of an arrangement exists, the service or sale is complete, the price is fixed or determinable and collectibility is reasonably assured. Revenue from product sales is recognized when the products are shipped. Revenue from licensing and service fees during 2004 was a single occurrence from a relationship with H-Quotient (HQNT), who had purchased Webpack, a Veridien supplier. HQNT had hired Veridien in 2003 to develop two new products which it had planned to sell. In early 2004, H-Quotient paid for these development services and the corresponding license to sell them with 400,000 shares of its common stock, then valued at its fair market value of $652,000. The product development and testing was completed by Veridien during 2004. Later in 2004, HQNT and subsidiaries changed the relationship to that of a supplier by designing and producing packaging of some of these products for Veridien. Veridien advanced 5,000,000 of its common shares as a deposit valued at is then-fair market value of $250,000, and this is netted on the financial statements against the $241,500 of additional deposits in the form of HQNT stock issued by HQNT to Veridien. Veridien expects to take delivery of these new products commencing in mid-2005. Subsequent payments by HQNT are shown as a liability, pending repayment or delivery of goods or services by Veridien. See Note D for additional explanations of the HQNT relationship.

6. Accounts Receivable

Veridien uses the allowance method of accounting for doubtful accounts. The year-end balance is based on historical collections and management’s review of the current status of existing receivables and estimate as to their collectibility.

7. Inventories

Inventories, consisting primarily of raw materials and finished goods, are stated at the lower of cost or market. Cost is determined by the first-in, first-out method. At December 31, 2004, raw materials and finished goods amounted to $209,431 and $122,271, respectively. At December 31, 2003, raw materials and finished goods amounted to $28,035 and $97,465, respectively.

8. Marketable Securities

Marketable Securities is comprised of HQNT common stock which is classified by Veridien as trading securities, and is carried at fair market value. Changes in the fair market value are shown as unrealized gains and losses included in the statement of operations.

9. Property and Equipment

Property and equipment are stated at cost. Depreciation on property and equipment is calculated on the straight-line method over their estimated useful lives ranging from three to seven years. Leasehold improvements are amortized on the straight-line method over the shorter of the lease term or estimated useful life. Major renewals, betterments and replacements are capitalized. Maintenance and repairs are charged to expense as incurred.

10. Patents

Veridien capitalizes certain costs, primarily legal and other fees, related to patents. Accumulated costs are amortized over the estimated lives of the patents using the straight-line method, commencing at the time the patents are issued.

11. Investment in Mycosol – Cost Basis

During 2003, Veridien invested $50,000 in preferred stock of Mycosol, Inc. Beginning June 2004, because Veridien became the primary funding source, Mycosol was consolidated as a Variable Interest Entity.

12. Stock-Based Compensation

Compensation cost is measured on the date of grant only if the current market price of the underlying stock exceeds the exercise price. The Company is aware of the requirement and provides pro forma net income and pro forma net earnings per share disclosures for employee stock option grants made in 1995 and subsequent years as if the fair value based method had been applied in accordance with SFAS No. 123, Accounting for Stock Based Compensation.

Veridien believes that this information is insignificant due to the fact that its effect would be anti-dilutive due to continuing losses Veridien is experiencing.

15. Asset Impairment

Veridien is required to test it’s other assets and intangibles with indefinate useful lives for impairment on a periodic basis, which could have an adverse effect on Veridien’s consolidated financial statements if these assets are deemed impaired.

16. Income Taxes

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

17. Reclassification

Certain reclassifications have been made to the 2003 financial statements to be in conformity with the 2004 presentation.

18. Net Loss per Share

Net loss per share is calculated by dividing the net loss by the weighted average number of common shares outstanding during the period. Weighted average number of common shares outstanding is calculated as the sum of the month-end balances of shares outstanding, divided by the number of months. Common stock equivalents (stock options, warrants, convertible debentures and convertible redeemable preferred stock) are not included in the weighted average number of common shares because the effects would be anti-dilutive.

NOTE B – GOING CONCERN

The accompanying consolidated financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate Veridien’s continuation as a going concern. Since inception, Veridien has incurred losses of approximately $36 million. Veridien has a deficit in stockholders’ equity of $4.1 million, a deficit in working capital of $.9 million and is experiencing a continuing cash flow deficiency.

During 2004, Veridien’s operating activities resulted in cash outflows of $125,892. In addition, Veridien used $118,000 for patent development, made a $15,687 addition to property and equipment used $119,375 for deposit and made $6,525 in capital lease payments. In order to fund these cash outflows, Veridien received net proceeds of $380,000 from the sale of convertible debentures and $30,000 from the exercise of warrants.

These proceeds, together with the cash balance at the beginning of the year, provided Veridien’s cash needs, resulting in a net cash increase of $24,521 during 2004.

Veridien plans to continue to liquidate its marketable securities and pursue additional equity and debt financing while managing cash flow in an effort to provide funds to increase revenues to support operations, research and development activities. Management anticipates cash flow from product sales and/or strategic equity financing will meet and exceed cash requirements in the Fall of 2005. In addition, Veridien plans to pursue additional cash through sales of convertible debentures.

In view of the matters described in the preceding paragraphs, recoverability of a major portion of the recorded asset amounts shown in the accompanying consolidated balance sheet is dependent upon the continued operations of Veridien and that such operations will be profitable and provide adequate cash flows. Further, Veridien’s ability to continue its operations and successfully defend itself against potential claims or assessments is dependent on its ability to obtain additional debt and equity financing, employ cash management techniques and aggressively market its products.

The consolidated financial statements do not contain any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should Veridien be unable to continue in existence.

NOTE C – CONSOLIDATION OF MYCOSOL

In December 2003, the FASB issued revised FASB Interpretation 46 (FIN 46), “Consolidation of Variable Interest Entities.” FIN 46 requires that a company that holds variable interests in an entity consolidate the entity if the company’s interest in the variable interest entity (VIE) is such that the company will absorb a majority of the VIE’s expected losses and/or receive a majority of the VIE’s expected residual returns, if they occur. In such cases, the company is the primary beneficiary of the VIE. FIN 46 also requires additional disclosures by primary beneficiaries and other significant variable interest holders.

Effective June 7, 2004, Veridien reached an understanding to create an alliance with Mycosol, Inc., an unrelated drug and chemical development company. Veridien obtained the rights to acquire 37.5% of Mycosol based on future purchase of preferred stock. Veridien had no common stock equity ownership in Mycosol at December 31, 2004 but had a right to acquire a further 12.5% of Mycosol through a common share purchase from the Mycosol principals. Veridien has other agreements with the Mycosol principals and Mycosol shareholders which would allow it to obtain a majority interest in Mycosol. Veridien is considered the primary beneficiary as it stands to absorb the majority of the VIE’s expected losses as the equity owners have insufficient capital invested to absorb the expected losses.

Mycosol’s business purpose is to bring to market mutually beneficial products that utilize existing technologies of Veridien and new technologies being developed by Mycosol. It is anticipated that both Veridien and Mycosol will provide logistic support to each other.

At December 31, 2004, Veridien has advanced $470,000 of loans that are convertible into Mycosol preferred stock and has also purchased $125,000 of preferred stock. All Mycosol preferred stock is convertible into Mycosol common stock. These amounts as well as a $100,000 fee paid by Mycosol to Veridien for management services have been eliminated in consolidation.

The accounts of the VIE that have consolidated with Veridien and subsidiaries at December 31, 2004 are as follows:

Cash	$3,000
Inventory – raw materials	58,000
Property and equipment	14,000
Deposits and other	11,000
Patents – pending	118,000
Accrued expenses	(34,000)
Accumulated deficit	(70,000)

100,000
Elimination of fee paid by VIE	100,000
Research and development expenses	325,000

$525,000

Veridien accounts eliminated against VIE accounts consolidated:

Investment in preferred stock	$125,000
Notes receivable	470,000
Elimination of deficit in VIE	(70,000)

$525,000

NOTE D – MARKETABLE SECURITIES

Veridien owned 203,733 shares of HQNT at December 31, 2002 valued at $166,831. During 2003, Veridien purchased 441,967 shares for $165,700 and 5,000,000 shares of Veridien common stock valued at $172,667, and received 1,000,000 shares as payment on sales to Pacific Shores valued at $581,322. During 2003, Veridien sold 985,400 shares for net cash proceeds of $661,924, leaving 660,300 shares valued at $475,416.

Also during 2003, HQNT hired Veridien to develop two new products for HQNT. In early 2004, HQNT issued 400,000 of its common shares to Veridien as payment for these product development and licensing fees valued at the fair market value of the HQNT shares of $652,000. In mid-2004, HQNT issued 344,500 shares to Veridien valued at their fair market value of $241,500 for a deposit to purchase Veridien inventory. No inventory shipments were ever made to HQNT during 2004. Also in mid-2004, Veridien issued 3,225,806 Veridien common shares to HQNT for a deposit towards the manufacturing for the same two new products that HQNT had hired Veridien to develop and other products. These shares are valued at their fair market value of $250,000. The values for the 344,500 HQNT shares ($241,500) and 3,225,806 Veridien shares ($250,000) are netted as a Veridien other current asset ($8,500) as of December 31, 2004.

Also during 2004, Veridien sold 703,369 HQNT shares for net cash proceeds of $998,528 and received a stock dividend of 18,001 shares, leaving 719,432 shares at their fair market value of $395,687 at December 31, 2004. The remaining $1,396 in the carrying value of marketable securities as of December 31, 2004 is 10,741 shares of HNST common stock.

NOTE E – NOTES PAYABLE

In October 1995, Veridien secured a 10% Convertible Senior Secured Term Loan of up to $2,500,000 with a mortgage company. During 2003, the holder converted $6,200 of debt into 400,000 common shares. Originally the loan agreement granted the lender warrants to purchase 51% of Veridien’s outstanding common and preferred stock. This provision was waived and the number of warrants fixed effective January 1, 2001. The note is collateralized by substantially all assets and requires semi-annual payments of interest only with the entire principal balance due January 10, 2006. As of December 31, 2004, the remaining amount due was $243,342, and $210,800 of interest has accrued under the agreement.

During 2003, Veridien received a short term loan in the amount of $75,000. This loan was due on demand with a stated interest rate of 10% per annum and was repaid during the first quarter of 2004.

At December 31, 2003, Veridien owed $472,326 as a result of the conversion of an account payable. The note carries interest at 10% per annum and is due on demand. This note was converted into a convertible debenture during 2004.

NOTE F – CONVERTIBLE DEBENTURES

During 2004 and 2003, Veridien received $380,000 and $291,775, respectively, from the sale of convertible debentures. Interest is accrued at a rate of 8 — 10% per annum, compounded in full, with various maturities from January 2005 to December 2007. Prior to the retirement of the debentures, the debenture holders may convert any or all amounts owed into common stock. The conversion price for each debenture ranges from $.02 to $.10 per share.

Maturities of convertible debentures for the next three years are as follows:

2005	$449,000
2006	$1,046,162
2007	$2,460,811

NOTE G – COMMITMENTS AND CONTINGENCIES

Veridien from time to time is involved in lawsuits and actions by third parties arising in the ordinary course of business. With respect to these matters, management believes that it has adequate legal defenses that can be asserted. Veridien is not aware of any additional litigation, claims or assessments that were pending that could have a material adverse effect on the Company’s business, financial condition and results of operations.

Veridien leased office and warehouse facilities for $1,625 per month under a lease that expired December 31, 2004. The building was sold in December 2004 and Veridien is currently on a month-to-month lease at the previous rates while the party they sublease from negotiates more permanent terms with the new owners. Rent expense was $19,093 and $19,500 for 2004 and 2003, respectively.

NOTE H – CONVERTIBLE REDEEMABLE PREFERRED STOCK

In 1994, Veridien prepared an Offering Circular to raise approximately $1,000,000 of 10% Cumulative Convertible Redeemable Preferred Stock with a $10 par value. At the option of the Company, the shares can be redeemed after two years at $10 per share plus accrued and unpaid dividends in aggregate amounts not to exceed $250,000 annually. Each preferred share is convertible into twenty common shares. Additionally, the Offering Circular provides for common stock purchase warrants with an exercise price of $.01 per share. The number of warrants issued, when exercised in combination with conversion of the preferred stock into common stock, will result in an effective cost for each share of the common stock equal to the closing bid price of the common stock, in the over-the-counter market, on the day of the subscription to the Offering Circular. The warrants may be redeemed for $.001, at the election of the Company, upon thirty days’ written notice after the bid price of the common stock in the then existing public market has been $1.00 or more for thirty continuous days in which the market is open for business. From inception through December 31, 2004, $622,000 of preferred stock was issued for cash and $318,150 was issued in satisfaction of debt and services at $10 per share. Preferred shareholders have converted 88,015 shares of preferred stock into 1,760,300 shares of common stock. No conversion of preferred stock into common stock occurred during 2004 or 2003. At December 31, 2004, preferred stock dividends in arrears totaled approximately $60,000.

NOTE I – SERIES B CUMULATIVE PREFERRED STOCK

The Series B Cumulative Preferred Stock was created on December 31, 1997, as a mechanism of permitting the conversion of part of the indebtedness under the Loan and Security Agreement, without sacrificing the intent of the original Loan and Security Agreement warrants. The Series B Cumulative Preferred Stock has a par value of $.001 per share and an initial stated capital of $10 per share, which is subject to adjustment. This Series is senior to the Common Stock and is senior to all other classes and series except that it is junior to the Convertible Redeemable Preferred Stock (Note I) with respect to the payment of dividends. Each share has that number of votes equal to the number of share of Common Stock into which it is convertible on the record date. Subject to adjustment in the event of certain future Common Stock or convertible security issuances, each share is convertible into 20.04010695 shares of Common Stock. These shares are entitled to receive an annual dividend equal to the greater of 10% of the stated value and the actual dividend per share of common stock declared by Veridien’s Board of Directors times the number shares of Common stock into which each share of Series B is convertible on the dividend record date. The dividend is cumulative, whether or not earned and, to the extent not paid on a quarterly dividend payment date is added to the stated value.

NOTE J – STOCK WARRANTS

During 2004, 1,000,000 warrants issued under the terms of a consulting contract with a related party were exercised at the price of $0.03 for proceeds of $30,000. In addition, during 2004, 1,000,000 warrants were issued under the terms of a consulting contract at an exercise price of $0.07 and 250,000 warrants expired.

During 2003, 500,000 warrants were issued under the terms of an employment contact at an exercise price of $.08 and 1,000,000 warrants were issued under the terms of a consulting contract with a related party at an exercise price of $.05. In addition, during 2003, 5,604,539 warrants expired.

As described in Note I, Veridien offered $1,000,000 of 10% Cumulative Convertible Redeemable Preferred Stock along with common stock purchase warrants at $.01 per share. The number of warrants issued, when exercised in combination with conversion of the preferred stock into common stock results in an effective cost for each share of the common stock equal to the closing bid price of the common stock, in the over-the-counter market, on the day of the subscription to the Offering Circular. The warrants are recorded at their fair market value at the time of issuance less the exercise price of $.01 and reported as a reduction to preferred stock. The value assigned to the warrants is amortized over the shorter of the life or the exercise of the warrant.

As described in Note A, in October 1995, Veridien entered into a 10% Convertible Senior Secured Term Loan agreement. The original agreement required Veridien to issue to the lender warrants, in sufficient quantity, that at all times the loan agreement was in force the lender could obtain 51% of all classes of outstanding stock for a $2,500,000 exercise price. This provision was waived and the number of warrants fixed effective January 1, 2001.

At December 31, 2001, in aggregate the lender was entitled to 84,524,866 warrants at a cumulative exercise price of $2,500,000 under the terms of the agreement. This equated to an effective cost of $0.0296 per share. As of December 31, 2003, the lender(s) had converted $2,256,658 of the debt and the lender’s warrants were exercised into 64,514,388 common shares and 213,590 Series B preferred shares (convertible into 4,280,350 common shares) at a combined cost of $0.033 per common share.

Veridien has no formal plans with regards to the issuance of stock warrants. Periodically, Veridien may issue warrants to an employee or vendor. The warrants are typically issued with an exercise price equal to fair value at issuance and are typically vested immediately.

Warrants issued and exercised are summarized as follows:

		Exercise
		Price
Common Stock	Warrants	Range
Outstanding at January 1, 2003	22,044,546	.001 - .20
Granted	1,500,000	.05 - .08
Expired	(5,604,539)	.08 - .20
Loan & Surety Agreement Conversion	(400,000)	.016

Outstanding at December 31, 2003	17,540,007	.001 - .20

Granted	1,000,000	.07
Expired	(250,000)	.20
Exercised	(1,000,000)	.03

December 31, 2004	17,290,007	.001 - .07

Effective December 31, 1997, the Board of Directors created the Series B Cumulative Preferred Stock (as discussed in Note J) and issued 245,344 warrants for this Preferred Stock to the lender under the Loan and Security Agreement to replace 4,916,720 common stock warrants already issued to them. The warrants expired on November 18, 2000, and have been extended through January 10, 2006 and have a $10 exercise price. During 2004 and 2003, none of these warrants were exercised by the holder. At December 31, 2004, 27,451 of these warrants are still outstanding.

Preferred warrants issued and exercised are summarized as follows:

			Equivalent #
			Common Shares
	Preferred	Preferred	on Preferred
	Share	Exercise	Share
	Warrants	Price	Conversion
Outstanding at December 31, 2003	27,451		550,121

Outstanding at December 31, 2004	27,451		550,121

Series B	27,451		550,121

NOTE K – INCOME TAXES

There is no income tax provision for 2004 and 2003 due to net operating losses for which no benefit is currently available. Veridien has net operating loss carryforwards of approximately $22,400,000 at December 31, 2004, available to offset future taxable income from 2005 through 2025.

A reconciliation of income tax expense at the federal statutory rate of 35% to actual tax expense is as follows:

Years ended December 31,	2004	2003
Income taxes (benefit) at federal statutory rates	$(263,000)	$(320,200)
Losses in VIE not included in consolidated return	148,800	—
Increase in valuation allowance	114,200	320,200
Other	—	—

Income tax expense	$—	$—

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets as of December 31, 2004 and 2003 are as follows:

	2004	2003
Deferred tax assets
Net operating loss carryforwards	$7,840,100	$7,847,000
Permanent writedown of investment not recognized for tax	121,100	—

Deferred tax assets	7,961,200	7,847,000

Less valuation allowance	(7,961,200)	(7,847,000)

Deferred tax assets, net of valuation allowance	$—	$—

NOTE L – SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Cash paid for interest amounted to $562 and $1,309 for 2004 and 2003, respectively.

Non-cash investing and financing activities: during 2004, Veridien issued 500,000 common shares in conversion of convertible securities of $25,000, 3,225,806 common shares to HQNT for a purchase deposit of $250,000 (see Note D), and 1,552,272 common shares to extinguish debt of $77,614. Veridien issued $2,080,811 of convertible debentures (Note G) in exchange for $472,387 of existing notes payable, $549,714 of accounts payable, $587,495 of accrued interest and $471,215 of existing convertible debentures.

During 2003, Veridien issued 14,101,323 common shares in conversion of convertible securities in the amount of $630,709; 1,559,440 common shares in exchange for interest of $174,586, 5,000,000 common shares in exchange for marketable securities of $172,667, and 1,409,640 common shares in exchange for services of $51,794.

NOTE M – RELATED PARTY TRANSACTIONS

Veridien has entered into numerous financing transactions with Dunvegan Mortgage Corporation, a corporation of which Veridien’s President and CEO is an officer and a director. These transactions are detailed elsewhere in these footnotes.

During 2004 and 2003, Veridien utilized the services of a management company which has as its senior director and officer the individual who serves as Veridien’s President/CEO and a director to assist with administrative and organizational functions of the Company. Veridien incurred expenses of $150,122 and $122,770 in 2004 and 2003, respectively for professional services and related costs. At December 31, 2004, these fees remain unpaid in the amount of $31,573 and are included in accounts payable.

During the fourth quarter 2003, a company which has as its senior officer and director the individual who serves as Veridien’s President /CEO and a director, advanced a short term loan in the amount of $75,000 to Veridien. This loan with interest accrued at 10% was repaid during the first quarter of 2004.

During 2004, Veridien utilized the consulting services of the Chairman of the Veridien Board of Directors to assist with corporate and sales functions. Compensation in cash of $30,000 and 400,000 common shares were paid.

NOTE N – MAJOR CUSTOMERS

During 2004, Veridien’s sales to six customers comprised 73% of total sales and range from 2% to 40 % each.

During 2003, Veridien’s sales to eight customers comprised 75% of total sales and range from 2% to 35% each. Thirty-five percent of sales were exchanged for marketable securities (See Note D).

NOTE O – RESTATEMENT OF 2003

In 2003, Veridien reported some convertible debenture conversions in error. Veridien underreported interest expense by $206,537 and did not report a gain from debt extinguishment of $101,700.

In 2003, Veridien overstated a realized gain on sale of marketable securities by $73,000 which should have been credited to additional paid in capital.

These corrections have been reflected in the 2003 consolidated financial statements and added an additional loss of $177,837 to the 2003 net loss.

There were errors and misstatements in Restatement 1 of the December 31, 2003 financials discovered in 2005 which have been corrected. See the notes below.

	As Originally
As of December 31, 2003	Reported	Corrections	As Restated
Total Assets	$1,044,666	$—	$1,044,666
Total Liabilities	5,045,393	—	5,045,393
Stockholders’ deficit
Par and paid in capital	30,965,243	177,836	31,143,079
Accumulated deficit at December 31, 2002	(34,229,321)	—	(34,229,321)
Net loss for 2003	(737,037)	(177,836)	(914,874)

Basic and diluted net loss per share	$(.00)	—	$(.00)
Weighted average common shares outstanding	191,916,724	—	191,916,724

Changes made:
- convertible debenture conversion pricing errors, charged as interest expense		(206,869)
- previously unreported gain on debt extinguishment		101,700
- adjustment to gain (loss) of marketable securities		(72,667)

Net increase in reported loss		$(177,836)

NOTE P – RESTATEMENT OF 2004

In early 2004, H-Quolient, Inc. (HQNT) issued 400,000 of its common shares to Veridien as payment for products developed and licensing fees valued at the fair market value of the HQNT shares of $652,000. In 2004, Veridien recorded the stock in error at a discounted value of $456,000 and should have reported it using a non-impaired marketable securities value of $652,000; a difference of $196,000. This recording error resulted in errors in the subsequent calculation of realized and unrealized gains and losses for 2004. The corrected Realized (Loss) on investment ($9,694) replaces the previously reported Realized Gain of $216,173. The corrected Unrealized Gain of $98,523 replaces the previously reported Unrealized (Loss) of ($52,409). The summation of the corrections is a reduction in the previously reported loss of ($757,793) by $121,065 to ($636,728). Also see Note D- Marketable Securities for more explanation on 2004 end of year value.

	As Originally
As of December 31, 2004	Reported	Corrections	As Restated
Assets
Cash	$126,027	$—	$126,027
Accounts receivable	180,678	—	180,678
Inventory	331,702	—	331,702
Marketable securities	167,225	229,858	397,083
Other current assets	67,587	8,500	76,087
Property and equipment, net	27,648	—	27,648
Long-term portion of marketable securities	108,793	(108,793)	—
Other assets, net	297,305	—	297,305

Total Assets	$1,306,965	$129,565	$1,436,530

Liabilities
Accounts payable	$275,505	—	$275,505
Notes payable	289,347	—	289,347
Convertible debentures	3,955,973	—	3,955,973
Accrued liabilities	1,027,641	—	1,027,641
Customer deposits	160,855	(160,855)	—

Total Liabilities	5,709,321	(160,855)	5,548,466

Stockholders deficit
Par and paid in capital	31,499,633	169,355	31,668,988
Accumulated deficit at December 31, 2003	(35,144,196)	—	(35,144,196)
Net loss for 2004	(757,793)	121,065	(636,728)

Total Stockholders Deficit	(4,402,356)	290,420	(4,111,936)

	$1,306,965	$129,565	$1,436,530

Changes made:
- marketable securities pricing errors		$121,065

Net decrease in reported loss		$121,065

NOTE Q – SUBSEQUENT EVENTS

On February 28, 2005, Veridien amended its previously reported agreement with Mycosol, Inc. and Mycosol’s three founding shareholders (see Form 10-QSB June 30, 2004) by increasing the maximum Series A Preferred Stock subscription amount available to the Company from $1,500,000 to $1,875,000.

On February 28, 2005, Veridien exercised its option with Mycosol, Inc. and their three founding shareholders to exchange 6,000,000 shares of its common stock (issued to the three founding shareholders of Mycosol) for 687,500 shares of Mycosol common stock.

On March 7, 2005, an unrelated third party, participating with Veridien as permitted under Veridien’s agreement with Mycosol, Inc. and their three founding shareholders acquired 458,333 shares of the common stock of Mycosol, Inc. from Veridien. Veridien agreed with the unrelated third party to permit such third person at their option to (i) exchange until December 31, 2005 their 458,333 common shares of Mycosol, Inc. for 9,803,992 Veridien common shares; or if not so exchanged (ii) commencing January 1, 2007 for a period of 3 months after notice by Veridien, to Put to Veridien 229,167 common shares of Mycosol, Inc. for $250,000 payable in cash or Veridien’s common stock at Veridien’s option.

On March 8, 2005, Veridien acquired a further 250,000 shares of Mycosol’s Series A Preferred Stock for $250,000.